UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐ Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Consolidated Communications Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 26, 2021

The following additional information (the “Information”) relates to the proxy statement (the “Proxy Statement”) of Consolidated Communications Holdings, Inc. (the “Company”), dated March 17, 2021, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on April 26, 2021. This supplemental Information is being filed with the Securities and Exchange Commission on or about March 25, 2021.

The Information should be read in conjunction with the Proxy Statement.

SUPPLEMENTAL INFORMATION TO THE PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 26, 2021

This supplemental information relates to the Proxy Statement filed with the Securities and Exchange Commission on March 17, 2021, relating to the 2021 Annual Meeting of Stockholders of Consolidated Communications Holdings, Inc. (the “Company”) to be held virtually on April 26, 2021, beginning at 9:00 a.m. Central Time. The purpose of this supplement is to provide additional information regarding the Consolidated Communications Holdings, Inc. Long-Term Incentive Plan, as Amended and Restated effective February 21, 2021 (the “Plan”). The Board of Directors of the Company adopted the Plan on February 21, 2021. The increase in the number of shares available for issuance under the Plan is subject to stockholder approval at the Annual Meeting, as described in Proposal 7 of the Proxy Statement, and the Plan is attached as Exhibit C to the Proxy Statement. Subsequent to the mailing of the Proxy Statement, the Plan was further amended to include the limits on non-forfeitable shares of stock issuable under the Plan in any calendar year (300,000 shares for employees and 25,000 shares for non-employee directors) that were mistakenly deleted in the version of the Plan adopted on February 21, 2021.  Although the Company has never issued non-forfeitable shares to its employees or directors and does not intend to do so in the future, it nevertheless considers the limit to be a good governance practice.  This inadvertent omission has been corrected and the second sentence of Section 3.4 of the Plan now reads as follows:

“No more than 300,000 non-forfeitable shares of Stock shall be issued to an Eligible Employee pursuant to Stock Grants or Stock Unit Grants (25,000 shares in the case of a Director) in any calendar year, and no more than $5,000,000 may be paid to any Eligible Employee under any Cash Incentive Program for each year of each performance period under such program.”

All other information contained in both the Proxy Statement and the proxy card is unchanged.

By Order of the Board of Directors,

J. Garrett Van Osdell

Chief Legal Officer & Secretary

March 25, 2021